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               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                           FORM 8-K

                       CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2000


                  DYNAMIC ASSOCIATES, INC.
                ---------------------------
 (Exact name of registrant as specified in its charter)



NEVADA               33-55254-03                 87-0473323
------               -----------                 ----------
(State or other      (Commission File Number)    (IRS Employer
jurisdiction of                                  Identification Number)
incorporation)


6617 N. Scottsdale Road, Suite 103
Scottsdale, Arizona                                   85253
----------------------------------------              -----
(Address of principal executive offices)              (Zip Code)

Registrants telephone number, including area code (480) 315-8600
                                                  --------------

-------------------------------                   --------------
(Former name or former address,                   (Zip Code)
if changed since last report.)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Dynamic Associates, Inc. (the "Company") has entered into an Agreement and Plan of Merger (the "Agreement") with Tele-Lawyer, Inc. ("Tele-Lawyer"), a Nevada Corporation. The Agreement calls for the merger of Tele-Lawyer into the company on or before 15 days following the approval of the merger by the Company's shareholders. The officers and directors of the Company immediately following the merger will be the officers and directors of Tele-Lawyer, until their successors have been duly elected and qualified in accordance with the Company's Articles of Incorporation and Bylaws. The merger calls for each of the Tele-Lawyer shareholders to receive one share of Dynamic common stock for each share of Tele-Lawyer common stock they hold. In

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addition, each holder of an option or warrant to purchase Tele-Lawyer common stock under its incentive stock option plan shall be entitled to receive an option to purchase the same number of shares of Dynamic stock under the same terms as provided in their option or warrant agreement.

In brief, the Agreement is conditioned upon the following:

1. Dynamic shall have purchased or caused to be purchased on or before December 15, 2000, 100,000 shares of Tele-Lawyer, Inc.
stock at a price of $3 per share.

2. The Agreement shall have been approved by the shareholders of Dynamic.

3. The Original Tele-Lawyer Stockholders will have executed and delivered such documents and performed such acts as reasonably required to effectuate the Merger.

4. Each party shall have received from the other parties copies of all resolutions and/or consent actions adopted by or on behalf of the boards of directors and shareholders evidencing approval of the Agreement.

5. No action or proceeding before a court or other governmental body by any governmental agency or public authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated under the Agreement.

6. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body or any other third party (including lenders and lessors) required in connection with the execution, delivery and performance of the Agreement shall have been obtained or made.

7. Dynamic shall have extinguished all of its outstanding debt, including all existing notes, through a conversion to common stock or otherwise.

8. Dynamic shall have settled any outstanding claims, liabilities, actions or lawsuits to the satisfaction of Tele-
Lawyer.

9. Dynamic shall have enacted through its board of directors a reverse split of its shares so as to have after conversion of its debt to equity at the consummation of the merger no more than 250,000 shares of Common Stock outstanding.

10. Dynamic shall have extinguished all of its outstanding warrants, options and any other rights to acquire any shares of its Common Stock.

11. The board of directors of Dynamic shall have created an incentive stock option plan consistent with the current Tele-Lawyer plan in which the existing option holders of Tele-Lawyer can be granted comparable rights to purchase common shares of Dynamic following consummation of the Merger.

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12.   Dynamic shall have voted to amend its articles of
incorporation to change its name to Tele-Lawyer, Inc. or such other name as approved by Tele-Lawyer, and such name change shall have become effective.

13. The parties shall each have raised at least $1,500,000 in capital through the sale of Tele-Lawyer common stock.

14. Tele-Lawyer shall have entered into a management agreement with Dynamic to manage its business operations at no cost to Dynamic during the period from the execution of the Agreement to the Effective Time or termination date of the merger.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     None

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     None

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     None

ITEM 5. OTHER EVENTS

By letter agreement with New Perspectives Health Management LLC dated November 28, 2000, the Company agreed to terminate its planned sale of the business assets of its subsidiary, Perspectives Health Management Corp. A copy of this termination agreement is attached as Exhibit 2.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

     None

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The most recent financial information for the Company can be found in its Form 10KSB filed on April 17, 2000 and its third quarter 10QSB filed November 20,
2000.  Such information is incorporated by reference herein.

The audited financial statements of Tele-Lawyer, Inc. are not included in this report but shall be filed by amendment within the next sixty (60) days.

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Exhibit Number    Description

1.                Agreement and Plan of Merger
2.                Termination of Acquisition Agreement with New
                  Perspectives

ITEM 8.  CHANGE IN FISCAL YEAR

     None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DYNAMIC ASSOCIATES, INC.


/s/ Jan Wallace
-----------------------------------
Jan Wallace, CEO

Date:          December 12, 2000
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